EXHIBIT INDEX

EXHIBIT A:
Attachment to Item 77C: Submission of matters to a vote of security holders.

EXHIBIT B:
Attachment to Item 77D: Policies with respect to security investments

EXHIBIT C:
Attachment to Item 77I: Terms of new or amended securities

EXHIBIT D:
Attachment to Item 77O: Transactions effected pursuant to Rule 10f-3

EXHIBIT E:
Attachment to Item 77Q1:  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:

Sub-Item 77C: Matters submitted to a vote of security holders:

Results of Special Meeting of Shareholders (Unaudited)

A special meeting of shareholders of the Wilmington Large
Cap Strategic Allocation Fund (the "Portfolio") of WT
Mutual Fund was held on July 29, 2004. The Portfolio's shareholders of record on June 15, 2004 were eligible to vote at the meeting. As of the record date, the Portfolio had 6,162,904 shares issued and outstanding, all of which are Institutional Shares. At the meeting the shareholders of the Portfolio approved a new investment sub-advisory agreement between WT Investment Trust I, Rodney Square
Management Corporation ("RSMC") and First Quadrant L.P.

The proposals received the following affirmative and negative votes from the Fund:

                       AFFIRMATIVE     NEGATIVE
                          VOTES         VOTES         ABSTENTIONS

PROPOSAL 1
Approval of
Investment
Sub-Advisory
Agreement
between WT
Investment
Trust I, RSMC
and First
Quadrant L.P.           5,801,764       14,897           33,567

PROPOSAL 2
To transact
such other
business that
may properly
come before
the Meeting
or any
adjournment
thereof.                5,803,638       12,938          33,652




EXHIBIT B

Sub-Item 77D: Policies with respect to security investments

At its Board of Trustees meeting held on November 18, 2004, the Board approved a change in the Broad Market Bond Series of WT Investment Trust I to permit the Series to invest in high-yield bonds and preferred stock. The Broad Market
Bond Series will invest at least 80% of its total assets in various types of investment grade fixed income securities.



EXHIBIT C

Sub-Item 77I:  Terms of New or Amended Securities

At its Board of Trustees meeting on August 19, 2004, the
Boards approved the creation of the Small/Mid Cap Value
Series of WT Investment Trust I and the CRM Small/Mid Cap
Value Fund of WT Mutual Fund.





EXHIBIT D

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3

(a)	At its Board of Trustees meeting to be held on March
10, 2005, the Board will consider the following information provided by Julius Baer Investment Management LLC, with regard to transactions made by Julius Baer Investment Management LLC on behalf of the Wilmington International Multi-Manager Series (the "Series") in securities acquired from an affiliated underwriting syndicate and will be asked to determine that these transactions were effected in compliance with the Trust's Rule 10f-3 Procedures:

(1) 	Name of the issuer was Enel

(2) 	The underwriter from whom the security was purchased
was Merrill Lynch.

(3) 	(a)	"Affiliated Underwriter" managing or
participating in underwriting syndicate:  Goldman Sachs.

	(b)	Identity of the other members of the syndicate:
Mediobanca, Merrill Lynch Intl, Banca di Credito
Finanziario, Morgan Stanley, Cazenove & Co., Banca - IMI,
ABN Amro, BNP Paribas, Daiwa Securities, Lazard & Co.,
Deutsche Bank, UBS Limited, JP Morgan, Lehman Bros, Nomura
Intl, Santander Central Hispano Investment.

(4) 	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:  EUR 25,616.00

(5) 	Aggregate principal amount of the offering:  EUR 6,640
Mln

(6) 	The purchase price (net of fees and expenses):  EUR
6.64.

(7) 	The offering price at the close of first day on which
any sales were made:  EUR 6.661 eff. October 22, 2004.

(8) 	The securities were purchased on October 25, 2004.

(9) 	The offering commenced on October 25, 2004.

(10)  	The gross spread was 0.00% or $0.00 per share.

(11) 	(a).	The securities were sold in an Eligible Rule
144A Offering.

	(b)	The securities were purchased on or before the
fourth day preceding the day on which the rights offering terminated.

	(c)	The underwriting was a firm commitment
underwriting.

	(d)	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.

	(e)	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not exceed 25% of the total of: (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (ii) the principal amount of the offering of such class in any concurrent public offering.

	(f)	No affiliated underwriter of the purchasing
series was a direct or indirect participant in or beneficiary of the sale.



(b)	At its Board of Trustees meeting to be held on March
10, 2005, the Board will consider the following information provided by Julius Baer Investment Management LLC, with regard to transactions made by Julius Baer Investment Management LLC on behalf of the Wilmington International Multi-Manager Series (the "Series") in securities acquired from an affiliated underwriting syndicate and will be asked to determine that these transactions were effected in compliance with the Trust's Rule 10f-3 Procedures:

(1) 	Name of the issuer was Telekom Austria.

(2) 	The underwriter from whom the security was purchased
was JP Morgan.

(3) 	(a)	"Affiliated Underwriter" managing or
participating in underwriting syndicate:  Goldman Sachs
International.

	(b)	Identity of the other members of the syndicate:
Bank Austria Creditanstalt AG, Raiffesisen Centrobank AG,
JP Morgan.

(4) 	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:  EUR 29,028

(5) 	Aggregate principal amount of the offering:  EUR
1,109,250

(6) 	The purchase price (net of fees and expenses):  EUR
13.05

(7) 	The offering price at the close of first day on which
any sales were made:
EUR 13.05

(8) 	The securities were purchased on December 2, 2004.

(9) 	The offering commenced on December 2, 2004.

(10)  	The gross spread was 0.00% or $0.00 per share.

(11) 	(a)	The securities were sold in an Eligible Rule
144A Offering.

	(b)	The securities were purchased on or before the
fourth day preceding the day on which the rights offering terminated.

	(c)	The underwriting was a firm commitment
underwriting.

	(d)	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.

	(e)	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not exceed 25% of the total of: (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (ii) the principal amount of the offering of such class in any concurrent public offering.

	(f)	No affiliated underwriter of the purchasing
series was a direct or indirect participant in or beneficiary of the sale.




(c)	At its Board of Trustees meeting to be held on March
10, 2005, the Board will consider the following information provided by Julius Baer Investment Management LLC, with regard to transactions made by Julius Baer Investment Management LLC on behalf of the Wilmington International Multi-Manager Series (the "Series") in securities acquired from an affiliated underwriting syndicate and will be asked to determine that these transactions were effected in compliance with the Trust's Rule 10f-3 Procedures:

(1) 	Name of the issuer was Autoroutes Paris-Rhin-Rhone.

(2) 	The underwriter from whom the security was purchased
was Lehman Bros.

(3)	(a)	"Affiliated Underwriter" managing or
participating in underwriting syndicate:  Goldman Sachs.

	(b)	Identity of the other members of the syndicate:
Cazenove & Co., Calyon, BNP Paribas, CIC Banque, Lazard-
Ixis, Natexis Banques.

(4) 	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:	EUR 139,933

(5) 	Aggregate principal amount of the offering:  EUR
1,209,302

(6) 	The purchase price (net of fees and expenses):  EUR
41.50

(7) 	The offering price at the close of first day on which
any sales were made:
EUR 41.50

(8) 	The securities were purchased on November 25, 2004.

(9) 	The offering commenced on November 25, 2004.

(10)  	The gross spread was 0.00% or $0.00 per share.

(11) 	(a)	The securities were sold in an Eligible Rule
144A Offering.

	(b)	The securities were purchased on or before the
fourth day preceding the day on which the rights offering terminated.

	(c)	The underwriting was a firm commitment
underwriting.

	(d)	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.

	(e)	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not exceed 25% of the total of: (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (ii) the principal amount of the offering of such class in any concurrent public offering.

	(f)	No affiliated underwriter of the purchasing
series was a direct or indirect participant in or beneficiary of the sale.





Exhibit E:

Sub-Item 77Q1:  Exhibits

(a)	Amended Schedule A to Amended and Restated Declaration
of Trust of WT Mutual Fund as amended October 18, 2004 was previously filed with the Securities and Exchange
Commission in WT Mutual Fund's Post-Effective Amendment 28 to the registration statement on Form N-1A on October 28, 2004 and incorporated herein by reference.

(b)	Amended Schedules A & B to the Investment Advisory
Agreement between WT Investment Trust I and Cramer
Rosenthal McGlynn LLC was previously filed with the Securities and Exchange Commission in WT Mutual Fund's
Post-Effective Amendment 28 to the registration statement on Form N-1A on October 28, 2004 and incorporated herein by reference.

(c)	Interim Investment Advisory Agreement dated December
16, 2004 between WT Investment Trust I, on behalf of WT
Large Cap Growth Series, and Rodney Square Management
Corporation is filed herewith.




INTERIM
INVESTMENT ADVISORY AGREEMENT
between
WT INVESTMENT TRUST I
and
RODNEY SQUARE MANAGEMENT CORPORATION
THIS AGREEMENT is made this 16th day of December 2004, by
and between WT Investment Trust I, a Delaware business trust (hereinafter called the "Fund"), on behalf of the WT Large Cap Growth Series (the "Series"), and Rodney Square Management Corporation, a corporation organized under the laws of the state of Delaware (hereinafter called the "Adviser").
WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and engages in the business of
investing and reinvesting its assets in securities, and the Adviser is a registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and engages in the business of providing investment management services; and WHEREAS, the Board of Trustees of the Fund terminated the investment advisory contract with respect to the Series with the Fund's former investment adviser, Roxbury Capital Management LLC on December 8, 2004;
WHEREAS, the Fund has selected the Adviser to serve,
effective December 8 2004, as the interim investment adviser for the Series pursuant to Rule 15a-4 under the 1940 Act; and WHEREAS, pursuant to Rule 15a-4, a majority of the members of the Board of Trustees of the Fund, including a majority of the independent Trustees, at a meeting held on December 8, 2004, in which Trustees participated in-person or by means of communication that allowed for all Trustees participating to hear each other simultaneously during the meeting, called for the purpose of voting on approval of this Agreement, approved this interim contract.
NOW, THEREFORE, in consideration of the promises and the
mutual covenants herein contained, it is agreed between the
parties as follows:
1.	Employment of the Adviser.  The Fund hereby employs
the Adviser to invest and reinvest the assets of the Series in the manner set forth in Section 2 of this Agreement subject to the direction of the Trustees and the officers of the Fund, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
2.	Obligations of, and Services to be Provided by, the
Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:
A.	Investment Advisory Services.
(i)	The Adviser shall direct the investments of the
Series, subject to and in accordance with the Series' investment objective, policies and limitations as provided in its
Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, and any other directions and policies which the Trustees may issue to the Adviser from time to time.
(ii)	The Adviser is authorized, in its discretion and
without prior consultation with the Fund, to purchase and sell for the Series, securities and other investments consistent with the Series' objectives and policies.
B.	Corporate Management Services.
(i)	The Adviser shall furnish for the use of the Fund
office space and all office facilities, equipment and personnel necessary for servicing the investments of the Fund.
(ii)	The Adviser shall pay the salaries of all
personnel of the Fund and the Adviser performing services relating to research, statistical and investment activities on behalf of the Fund.
C.	Provision of Information Necessary for
Preparation of Registration Statement, Amendments and Other Materials. The Adviser will make available and provide such information as the Fund and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any
applicable federal, foreign or state statutes or regulations.
D.	Code of Ethics.  The Adviser has adopted a
written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Investment Advisers Act of 1940 and will provide the Fund and its administrator, on the date of this Agreement, a copy of the code of ethics. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the
Trustees that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund or its administrator, the Adviser shall permit the Fund or its administrator to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l).
E.	Disqualification.  The Adviser shall immediately
notify the Trustees of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.
F.	Other Obligations and Services.  The Adviser
shall make its officers and employees available to the Trustees and officers of the Fund for consultation and discussion regarding the management of the Series and its investment activities.
3.	Execution and Allocation of Portfolio Brokerage.
A.	The Adviser, subject to the control and direction
of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for the Series, and for the selection of the markets on or in which the transactions will be executed.
	B.	In acting pursuant to Section 3A, the Adviser
will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in the Fund's registration statement.
	C.	It is understood that neither the Fund nor the
Adviser will adopt a formula for allocation of the Series'
brokerage.
	D.	It is understood that the Adviser may, to the
extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for the Series and for other clients of the Adviser in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.
	E.	It is understood that the Adviser may, in its
discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term.
F.	It is understood that the Adviser may use brokers
who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.
	G.	The Adviser shall provide such reports as the
Trustees may reasonably request with respect to the Series'
total brokerage and portfolio transaction activities and the manner in which that business was allocated.
4.	Delegation of Adviser's Obligations and Services.  The
Adviser may enter into one or more contracts ("Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.
5.	Expenses of the Fund.  It is understood that the Fund
will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Fund shall include, without limitation:
	A.	fees payable for administrative services;
	B.	fees payable for accounting services;
	C.	the cost of obtaining quotations for calculating
the value of the assets of the Series;
	D.	interest and taxes;
	E.	brokerage commissions, dealer spreads and other
costs in connection with the purchase or sale of securities;
F.	compensation and expenses of its Trustees other
than those who are "interested persons" of the Fund within the meaning of the 1940 Act;
G.	legal and audit expenses;
H.	fees and expenses related to the registration and
qualification of the Fund and its shares for distribution under state and federal securities laws;
I.	expenses of typesetting, printing and mailing
reports, notices and proxy material to shareholders of the Fund;
J.	all other expenses incidental to holding meetings
of the Fund's shareholders, including proxy solicitations
therefor;
K.	premiums for fidelity bond and other insurance
coverage;
	L.	the Fund's association membership dues;
	M.	expenses of typesetting for printing
Prospectuses;
	N.	expenses of printing and distributing
Prospectuses to existing shareholders;
	O.	out-of-pocket expenses incurred in connection
with the provision of custodial and transfer agency service;
	P.	service fees payable by the Series to the
distributor for providing personal services to the shareholders of the Series and for maintaining shareholder accounts for those shareholders;
	Q.	distribution fees; and
	R.	such non-recurring expenses as may arise,
including costs arising from threatened legal actions, suits and proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.
6.	Compensation of the Adviser.
As compensation for the services to be rendered to the
Series by the Adviser under the provisions of this Agreement, the Fund on behalf of the Series shall pay to the Adviser from the Series' assets an annual fee as a percentage of the Series' average daily net assets equal to 0.55% of the Series' first $1 billion of average daily net assets, 0.50% of the Series' next
$1 billion of average daily net assets; and .45% of the Series' average daily net assets over $2 billion. The advisory fee for the Series shall be payable monthly as soon as practicable after the last day of each month based on the Series' average daily net assets.
7.	Activities and Affiliates of the Adviser.
	A.	The services of the Adviser to the Fund are not
to be deemed exclusive, and the Adviser is free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Fund hereunder.
	B.	The Fund acknowledges that the Adviser or one or
more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 3 of this Agreement, the Fund agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Series of the Fund, provided that the Adviser acts in good faith. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Series may have an interest. The Adviser shall have no obligation to recommend for the Series a position in any investment which an Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Series or otherwise.
	C.	Subject to and in accordance with the Agreement
and Declaration of Trust and By-Laws of the Fund as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Fund and shareholders of the Fund are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated persons"; that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Fund as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the
Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.
8.	Liabilities of the Adviser.
	A.	Except as provided below, in the absence of
willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or its Series for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund.
	B.	No provision of this Agreement shall be construed
to protect any Trustee or officer of the Fund, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.
9.	Effective Date; Term.  This Agreement shall become
effective on the date first written above and shall remain in effect no longer than 150 days following the effective date.
for a period of two years from such date, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Fund, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.
10.	Assignment.  No "assignment" of this Agreement shall
be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Fund in writing in advance of any proposed change of "control" to enable the Fund to take the steps necessary to enter into a new advisory agreement.
11.	Amendment.  This Agreement may be amended at any time,
but only by written agreement between the Adviser and the Fund, which amendment is subject to the approval of the Trustees of the Fund and, where required by the 1940 Act, the shareholders of the Series in the manner required by the 1940 Act and the rules thereunder.
12.	Termination.  This Agreement:
	A.	may at any time be terminated without payment of
any penalty by the Fund with respect to the Series (by vote of the Board of Trustees of the Fund or by "vote of a majority of the outstanding voting securities" of the Series) on 10 calendar days' written notice to the Adviser;
	B.	shall immediately terminate in the event of its
"assignment"; and
	C.	may be terminated with respect to the Series by
the Adviser on sixty (60) days' written notice to the Fund.
13.	Definitions.  As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested
person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.
14.	Notice.  Any notice under this Agreement shall be
given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.
15.	Severability.  If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
16.	Governing Law.  To the extent that state law has not
been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.



IN WITNESS WHEREOF the parties have caused this instrument
to be signed on their behalf by their respective officers
thereunto duly authorized, and their respective seals to be
hereunto affixed, all as of the date first written above.
WT INVESTMENT TRUST I
By: /s/ John R. Giles
Name: John R. Giles
Title: Vice President
RODNEY SQUARE MANAGEMENT
CORPORATION
By: /s/ Robert J. Christian
Name: Robert J. Christian
Title: President